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                                                                    Exhibit 23.1


Consent of Independent Auditors


We consent to the incorporation by reference of our report dated April 14, 1997 accompanying the financial statements and schedules of:
(a) Santa Anita Companies
(b) Santa Anita Realty Enterprises, Inc.; and
(c) Santa Anita Operating Company and Subsidiaries

appearing in the above-listed entities' Annual Report on Form 10-K for the year ended December 31, 1996, in the Prospectus contained in Post-Effective Amendment No. 3 to the Joint Registration Statement on Form S-8 (No. 2-95228), Joint Registration Statement on Form S-8 (No. 33-51843), and Joint Registration Statement on Form S-8 (No. 033-58995).


                                             Ernst & Young LLP


Los Angeles, California
April 15, 1997